Exhibit 10.4

OPEN-END MORTGAGE
THIS MORTGAGE SECURES
FUTURE ADVANCES

Record and Return To:

Ballard Spahr LLP
1735 Market Street, 51st Floor
Philadelphia, PA 19103
Attention:  Carl H. Fridy, Esq.

Property Tax ID No. 04-00-00034-02
Chadds Ford, Delaware County

OPEN-END MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF LEASES AND RENTS AND FIXTURE FILING
___________________________________________________________

THIS INSTRUMENT IS AN OPEN-END MORTGAGE AND SECURES PRESENT
AND FUTURE INDEBTEDNESS, OBLIGATIONS, AND ADVANCES UP TO A
MAXIMUM AMOUNT OF TWO HUNDRED PERCENT (200%) OF THE ORIGINAL PRINCIPAL AMOUNT STATED IN THE FIRST PARAGRAPH BELOW,
PURSUANT TO 42 PA.C.S.A. §§ 8143-8144.

THIS INSTRUMENT IS ALSO A FINANCING STATEMENT FILED AS A FIXTURE
FILING PURSUANT TO §§ 9334 AND 9502 OF THE PENNSYLVANIA UNIFORM
COMMERCIAL CODE.

THIS OPEN-END MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF LEASES AND RENTS AND FIXTURE FILING (this “Security Instrument”) is given on April __, 2015 (the “Effective Date”), by SPITZ, INC., a Delaware corporation (“Mortgagor”) having an address at P.O. Box 198 Chadds Ford, Pennsylvania 19317, to PENSION BENEFIT GUARANTY CORPORATION, a wholly-owned United States government corporation (“Mortgagee”) having an address at 1200 K Street N.W., Washington, D.C. 20005.  Mortgagor is indebted to Mortgagee in the aggregate amount of $10,500,000 incurred under Mortgagee’s settlement agreement with Mortgagor and Evans & Sutherland Computer Company (collectively, with Mortgagor, the “Obligors”) dated April __, 2015 (the “Settlement Agreement”).  This Security Instrument secures to Mortgagee the payment of such amount and all other Secured Obligations (as defined in the Security Agreement between Obligors and Mortgagee dated April __, 2015 and executed in connection with the Settlement Agreement; such Security Agreement the “Security Agreement”, and, collectively with this Security Instrument and the Settlement Agreement, the “Settlement Documents”) including the payment of any and all other sums advanced under Paragraph 4 hereof to protect the security of this Security Instrument and the performance of Mortgagor’s covenants and agreements under the Settlement Documents.

For these purposes, and upon the terms and conditions set forth in this Security Instrument, Mortgagor irrevocably mortgages, grants, conveys and assigns to Mortgagee, with the right of entry and possession, Mortgagor’s interest in and to the following (collectively, the “Property”):

(a)	All real property located in Delaware County, Pennsylvania, and described on Exhibit A attached hereto (the “Land”).

(b)	All easements, rights-of-way and rights used in connection with or as a means of access to any portion of the Land.

(c)	All tenements, hereditaments and appurtenances with respect to the Land.

(d)
All right, title and interest of Mortgagor, now owned or hereafter acquired, in and to any land lying within the right-of-way of any street, open or proposed, adjoining the Land, and any and all sidewalks, alleys and strips and gores of land adjacent to or used in connection with the Land.

(e)	All buildings, improvements and landscaping now or hereafter erected or located on the Land.

(f)
All development rights, governmental or quasi-governmental licenses, permits or approvals, zoning rights and other similar rights or interests which relate to the development, use or operation of, or that benefit or are appurtenant to, the Land.

(g)
All mineral rights, oil and gas rights, air rights, water or water rights, including without limitation, all wells, canals, ditches and reservoirs of any nature and all rights thereto, appurtenant to or associated with the Land, whether decreed or undecreed, tributary or non-tributary, surface or underground, appropriated or unappropriated, and all shares of stock in any water, canal, ditch or reservoir company, and all well permits, water service contracts, drainage rights and other evidences of any such rights.

(h)
All reversions, remainders, rents, issues, income and profits arising or issuing from the Land and/or the buildings, structures and improvements now or hereafter erected or placed thereon, or any portion thereof (all such rents, issues, income and profits, the “Rents”), including, but not limited to, the rents, issues, income and profits arising or issuing from all insurance policies, sale agreements, licenses, options, leases and subleases now or hereafter entered into covering any part of the Land and/or the buildings, structures and improvements now or hereafter erected or placed thereon, or any portion thereof, all of which insurance policies, sale agreements, licenses, options, leases,  subleases, rents, issues, income and profits are hereby assigned to Mortgagee by Mortgagor.  Mortgagor will execute and deliver to Mortgagee, on demand, such separate, specific assignments and instruments as Mortgagee may reasonably require to implement, confirm, maintain and continue the assignment hereunder.  Mortgagor hereby appoints Mortgagee, its designees and nominees, as Mortgagor’s agents and attorneys-in-fact to collect such rents, issues and profits.

(i)
All awards, damages, payments and other compensation, and any and all claims therefor, and rights thereto, which may result from taking or injury by virtue of the exercise of the power of eminent domain of, or to, or any damage, injury or destruction in any manner caused to, the Land and/or the buildings, structures and improvements now or hereafter  erected or placed thereon, or any portion thereof, all of which award, damages, payments, compensation, claims and rights are hereby assigned to Mortgagee to the fullest extent that Mortgagor may do so under law.  Mortgagor hereby appoints Mortgagee, its designees and nominees, as Mortgagor’s agents and attorneys-in-fact to, subject to Paragraphs 5(a) and 5(b), collect any such awards, damages, payments and compensation.

(j)
All fixtures, fittings, furnishings, furniture, trade fixtures, machinery, equipment, apparatus, building materials, appliances,  goods, supplies, tools, chattels, and all articles of tangible personal property of whatever kind and nature, together with all replacements thereof, substitutions therefor and additions and accessions thereto, and all proceeds and profits thereof and therefrom, now or at any time hereafter, affixed or attached to, installed upon, included within, or used in any way in connection with the construction, use, enjoyment, operation, maintenance or occupancy of the Land and the buildings, structures and improvements now or hereafter erected or placed thereon; and all agreements, contract rights, chattel paper, negotiable instruments, general intangibles, accounts, instruments,  and documents (as those terms are defined in the Pennsylvania Uniform Commercial Code) in connection with the Land and the buildings, structures and improvements now or hereafter erected or placed thereon.  Any item referred to in this paragraph (j) shall hereinafter, for purposes of creating a security interest therein under the Pennsylvania Uniform Commercial Code, sometimes be referred to as the “Personal Property”.

(k)	All interest or estate which Mortgagor now has or may hereafter acquire in the Land and all additions and accretions thereto.

SECURITY AGREEMENT. This Security Instrument creates a continuing security interest in the personal property and fixtures included among the Property and constitutes a security agreement under the Uniform Commercial Code as enacted in the Commonwealth of Pennsylvania.  In addition to the other purposes of this Security Instrument, the recording of this Security Instrument constitutes the filing of a financing statement as to property which is or becomes a fixture related to the Land.

UNDER AND SUBJECT to the liens and security interests of The Bryn Mawr Trust Company (together with its successors and assigns, the “Senior Creditor”) on the Property as provided in that certain Intercreditor Agreement of even date herewith between Senior Creditor and Mortgagee (the “Intercreditor Agreement”).

MORTGAGOR’S COVENANTS.  Mortgagor hereby covenants and agrees as follows:

1.           Payment of Principal.  Mortgagor shall promptly pay when due all Installments (as defined in the Settlement Agreement) in accordance with the terms of the Settlement Agreement.

2.           Charges; Liens; Title; Assignment of Rents.  Mortgagor warrants, covenants and represents that it has good and marketable and unencumbered fee simple title to the Property subject only to customary exceptions included in policies issued by a title company issuing the current standard ALTA form of owner's title insurance policy in use in the Commonwealth of Pennsylvania and those liens and encumbrances (x) referred to in Section 26 hereof or described in Exhibit B attached hereto (“Disclosed Liens”) and/or (y) granted after the Effective Date and permitted pursuant to the terms of any other Settlement Documents that do not have priority over this Security Instrument ((x) and (y), collectively, “Permitted Liens”).  Mortgagor will forever warrant and defend the title to the Property unto the Mortgagee, its successors and assigns, against all persons and all claims of every kind and nature whatsoever except the Permitted Liens.  Mortgagor shall pay, directly and on time, all taxes, assessments, charges, fines and impositions attributable to the Property that may attain priority over this Security Instrument.  Upon request from Mortgagee to Mortgagor, Mortgagor shall promptly furnish to Mortgagee receipts evidencing such payments.  Mortgagor shall promptly discharge any lien (except for Disclosed Liens) which has priority over this Security Instrument unless Mortgagee consents in writing to the payment of the obligation secured by the lien in a manner reasonably acceptable to Mortgagee.  Mortgagor hereby assigns to Mortgagee all Rents as further security for the payment of and performance of the Secured Obligations, and Mortgagor grants to Mortgagee the right to enter the Property for the purpose of collecting the same and to let the Property or any part thereof, and to apply the Rents to the Secured Obligations, whether or not then due, subject to Senior Creditor’s rights under the Intercreditor Agreement. The foregoing assignment and grant is present, irrevocable and absolute and shall continue in effect until the Secured Obligations are fully paid and performed, but Mortgagee hereby grants Mortgagor a revocable license to collect, receive, use and retain the Rents until the occurrence of an Event of Default (as defined below); such license to collect, receive, use and retain the Rents will be immediately and automatically deemed revoked by Mortgagee without the necessity of any action of Mortgagee upon the occurrence of any Event of Default; in the event such license is revoked, Mortgagor shall, subject to Senior Creditor’s rights under the Intercreditor Agreement, pay over to Mortgagee, or to any receiver appointed to collect the Rents, any lease security deposits, and shall pay monthly in advance to Mortgagee, or to any such receiver, the fair and reasonable rental value as determined by Mortgagee for the use and occupancy of such part of the Property as may be in the possession of Mortgagor or any affiliate of Mortgagor, and upon default in any such payment Mortgagor and any such affiliate will vacate and surrender the possession of the Property to Mortgagee or to such receiver, and in default thereof may be evicted by summary proceedings or otherwise.

3.           Preservation and Maintenance of Property.

(a)           Waste. Mortgagor agrees not to materially alter, remove or demolish the Property.  Mortgagor shall keep the Property in good repair, reasonable wear and tear excepted, and shall not commit or suffer waste thereof.  Mortgagor agrees to entries upon and inspections of the Property by Mortgagee.

(b)           Insurance.  Mortgagor shall insure the Property against loss or damage by fire and such other risks as Mortgagee shall from time to time require, but in no event for a sum less than the Property’s full insurable value (“Minimum Insurance”).  Mortgagor shall carry public liability insurance, flood insurance as required by applicable law and such other insurance as Mortgagee may reasonably require, including without limitation, business interruption insurance or loss of rental value insurance.  Mortgagor shall maintain all required insurance at Mortgagor’s expense, under policies issued by companies and in form and substance satisfactory to Mortgagee and all such policies and renewals thereof shall include a standard mortgagee clause in favor of and in form acceptable to Mortgagee (“Standard Mortgagee Clause”). Mortgagee, by reason of accepting, rejecting, approving or obtaining insurance, shall not incur any liability for: (i) the existence, nonexistence, form or legal sufficiency thereof; (ii) the solvency of any insurer; or (iii) the payment of losses.  All policies and certificates of insurance shall name Mortgagee as mortgagee/lender loss payee, and shall provide that the insurance cannot be terminated as to Mortgagee except upon a minimum of thirty (30) days’ prior written notice to Mortgagee.  At least thirty (30) days prior to the expiration date of a policy, Mortgagor shall deliver to Mortgagee a renewal policy in form satisfactory to Mortgagee.  In the event of loss, Mortgagor shall promptly give written notice to the insurance carrier and to Mortgagee.  Except for the Minimum Insurance and the Standard Mortgagee Clause requirements of this Paragraph 3(b), Mortgagee hereby agrees that, until payment of all Loan Debt (as defined in the Intercreditor Agreement) to Senior Creditor, compliance by Mortgagor with the insurance requirements imposed by Senior Creditor’s mortgage lien on the Property shall be deemed compliance with the requirements of this Paragraph 3(b). To the extent not held by the holder of such a mortgage lien and promptly upon any request by Mortgagee, Mortgagor shall deliver to Mortgagee the original of all such policies or certificates, with receipts evidencing annual prepayment of the premiums.

4.           Protection of Mortgagee’s Rights in the Property.  If Mortgagor fails to perform the covenants and agreements contained in this Security Instrument within the timeframes provided herein, or there is a legal proceeding that may materially affect Mortgagee’s rights in the Property (such as a proceeding in foreclosure, bankruptcy, probate, for condemnation or to enforce laws or regulations), then Mortgagee, upon not less than five (5) days’ prior written notice to Mortgagor, may do and pay for whatever is reasonably necessary to protect the value of the Property and Mortgagee’s rights in the Property.  Mortgagee’s actions may include paying any sums secured by a lien that has priority over this Security Instrument, appearing in court, paying reasonable attorneys’ fees and entering on the Property to make repairs.  Although Mortgagee may take action under this Paragraph 4, Mortgagee shall be under no obligation to do so.  Any amounts disbursed by Mortgagee under this Paragraph 4 shall become additional debt of Mortgagor secured by this Security Instrument.

5.           Condemnation or Insurance Proceeds.

(a)  The proceeds of any award or claim for damages, direct or consequential, in connection with any condemnation or other taking of any part of the Property, or for conveyance in lieu of condemnation, shall be applied as provided in this Paragraph 5(a), subject to the rights of any Senior Creditor.  In the event of a total taking of the Property, be applied to the sums secured by this Security Instrument, whether or not then due, with any excess paid to Mortgagor or as otherwise required by law.

In the event of a partial taking of the Property, if (i) no event of default has occurred under this Security Instrument or under any other Settlement Document, and (ii) Mortgagee is satisfied that there are sufficient proceeds to complete the restoration of the improvements constructed on the Land to the same value and condition as existed prior to such partial taking, then the proceeds shall be applied first to the repair and restoration of the Property, second to the payment of the sums secured by this Security Instrument, and third to Mortgagor.

(b)  Subject to the payment of all Loan Debt, the proceeds of any insurance on the Property shall be applied as provided in this Paragraph 5(b).  Such proceeds shall be applied to the sums secured by this Security Instrument, whether or not then due, with any excess paid to Mortgagor or as otherwise required by law.  Notwithstanding the immediately preceding sentence, if (i) no event of default has occurred under this Security Instrument or under any other Settlement Document, and (ii) Mortgagee is satisfied that there are sufficient insurance proceeds to complete the restoration of the improvements constructed on the Land to the same value and condition as existed prior to the insurable loss, then the proceeds shall be applied first to the repair and restoration of the Property, second to the payment of the sums secured by this Security Instrument, and third to Mortgagor.

6.           Forbearance by Mortgagee Not a Waiver.  Any forbearance by Mortgagee in exercising any right or remedy shall not be a waiver of or preclude the exercise of any right or remedy.

7.           Successors and Assigns Bound.  The covenants and agreements of this Security Instrument shall bind and benefit the successors and assigns of Mortgagee and Mortgagor, respectively.

8.           Notices.  All notices made or required to be made under this Security Instrument must be provided in the same manner as required by Section 15 of the Settlement Agreement.

9.           Notices to Mortgagee.  Notwithstanding Paragraph 8 hereof, Mortgagor agrees that any notice given by Mortgagor to Mortgagee purportedly pursuant to 42 Pa. C.S.A. §8143 shall be given by registered or certified mail, return receipt requested, to the address of the Mortgagee set forth on the signature page of this Security Instrument and only to such address, and such notice shall be deemed to have been received no earlier than the date actually and physically received at such address.

10.           Governing Law; Severability.  This Security Instrument shall be governed by the internal laws of the Commonwealth of Pennsylvania.  In the event that any provision or clause of this Security Instrument conflicts with applicable law, such conflict shall not affect other provisions of this Security Instrument which can be given effect without the conflicting provision.  To this end the provisions of this Security Instrument are declared to be severable.

11.           Due on Sale.  Except to any extent otherwise expressly provided in any other Settlement Document, Mortgagor shall not sell or transfer all or any part of the Property without Mortgagee’s prior written consent, and upon any such sale or transfer in contravention hereof, Mortgagee may, at its option, require immediate payment in full of all sums secured by this Security Instrument; provided, however, that the foregoing shall not apply to leases of, or other occupancy agreements relating to, all or a portion of the Property.

12.           Default.  For purposes hereof, “Event of Default” shall mean: (i) the failure of Mortgagor to timely perform or comply with any other of the terms, conditions, provisions, agreements, covenants and conditions of this Security Instrument and the continuation of such failure for more than ten (10) days after written notice of such failure is received by Mortgagor from Mortgagee, (ii) the occurrence of a “Default” under the Security Agreement (as defined therein) or an “Event of Default” under any other Settlement Document, (iii) the existence of any security interest, pledge, consensual lien, or other consensual encumbrance in favor of any party in the Property, except that of Mortgagee, Senior Creditor or any other Permitted Lien, (iv) the filing of any non-consensual lien or encumbrance, mechanic’s or materialmen’s lien or municipal claim against all or any portion of the Property which is not discharged within 30 days unless (1)  such lien, encumbrance or claim is being contested by Mortgagor in good faith and due diligence in appropriate proceedings with the approval of Mortgagee and (2) a bond or escrow has been posted with Mortgagee for the full amount of such contested lien, encumbrance or claim, in which case Mortgagee shall have such longer period as may reasonably be necessary in which to discharge such contested lien, encumbrance or claim and (v) Mortgagor at any time delivers or causes to be delivered to Mortgagee a notice pursuant to 42 Pa. C.S.A. 8143.

13.           Acceleration; Remedies.  Upon the occurrence and continuance of an Event of Default, Mortgagee, at its option, may exercise any or all or any combination of the rights, powers and remedies (i) under this Mortgage or any other Settlement Document, (ii) described in Paragraph 19 of the First Mortgage (as defined below and as in effect on the date hereof), or (iii) now or hereafter existing at law, in equity or by statute including, without limitation, requiring immediate payment in full of all sums secured by this Security Instrument without further demand, electing to enforce the Settled ERISA Liabilities (as defined in the Settlement Agreement), foreclosing this Security Instrument by judicial proceeding or any other means permitted by law, or exercising any rights, powers, or remedies Mortgagee may have as a secured party under the Pennsylvania Uniform Commercial Code.

14.           Defeasance.  Upon payment of all sums secured by this Security Instrument, Mortgagee, without warranty, shall deliver to Mortgagor for recording in the appropriate real property records a discharge, satisfaction or release of Security Instrument for the Property, or that portion thereof then covered hereby, prepared by Mortgagor at Mortgagor’s sole expense.

15.           Intentionally deleted.

16.           Right of Inspection.  Mortgagee or its agents or employees may enter onto the Property at any reasonable time and upon at least one (1) business day’s prior notice to Mortgagor for the purpose of inspecting the Property and ascertaining Mortgagor’s compliance with the terms hereof.

17.           Changes in Writing.  No modification, amendment or waiver of any provision of this Security Instrument will be effective unless made in a writing signed by Mortgagor and Mortgagee.

18.           Duplicate Originals; Counterparts.  This Security Instrument may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original.  The failure of Mortgagee to execute this Security Instrument, or any counterpart hereof, shall not relieve Mortgagor from its obligations hereunder.

19.           Fixture Filing.  This Security Instrument constitutes a fixture filing as to all of the Property which is or which hereafter becomes a “fixture” under applicable law and shall be filed for recording in the applicable land records.  A carbon, photographic or other reproduction of this Security Instrument or any financing statement relating thereto shall be sufficient as a financing statement and shall be filed and indexed in the real estate records of each county in which the Land or any part thereof is located.

20.           Future Advances.  This Security Instrument is an Open-End Mortgage as defined in 42 Pa.C.S.A. §8143(f).  Without the limiting of any other provisions of this Security Instrument, Mortgagee may make future advances, and this Security Instrument shall secure repayment of such advances, for the payment of taxes, assessments, maintenance charges, insurance premiums, or costs similar or dissimilar, incurred for the protection and preservation of the Property or for the lien of this Security Instrument, or expenses incurred by Mortgagee by reason of default by Mortgagor.

21.           Intentionally deleted.

22.           Environmental Laws.  No deed prepared for the Property will be required to include a notice regarding the presence or disposal of hazardous materials pursuant to 35 P.S. §6018.405 of the Pennsylvania Solid Waste Management Act, 35 P.S. §6020.513 of the Pennsylvania Hazardous Sites Cleanup Act or pursuant to any other applicable environmental law and the Property has no such notice or restriction in its deed.

23.           Intentionally deleted.

24.           Survival.  All covenants of Mortgagor contained herein providing for the indemnification, defense or release of Mortgagee, or for the payment of costs or expenses by Mortgagor, including without limitation the payment or reimbursement of attorneys’ fees or costs, or for the payment of any expenses for the protection, upkeep or maintenance of the Property, including the payment of taxes or any other expenses, are intended to be severable from the other provisions of this Security Instrument, shall survive the entry of any judgment hereunder, and shall not be deemed merged into the judgment.  In particular and without limiting the foregoing, any attorneys’ fees incurred in the enforcement of any judgment obtained hereunder shall be recoverable as a separate item and shall not be merged into the judgment.

25.           WAIVER OF JURY TRIAL.  MORTGAGOR IRREVOCABLY WAIVES ANY AND ALL RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM OF ANY NATURE RELATING TO THIS SECURITY INSTRUMENT, ANY DOCUMENTS EXECUTED IN CONNECTION WITH THIS SECURITY INSTRUMENT OR ANY TRANSACTION CONTEMPLATED IN ANY OF SUCH DOCUMENTS.  MORTGAGOR ACKNOWLEDGES THAT THE FOREGOING WAIVER IS KNOWING AND VOLUNTARY.

26.           BMT Mortgages.  This Security Instrument and Mortgagee’s rights in the Property and any proceeds thereof (including, without limitation, rents, issues and profits, insurance proceeds and condemnation proceeds are subject and subordinate, to the extent provided in the Intercreditor Agreement, to the following mortgages:  (i) that certain Open-End Mortgage and Security Agreement executed by Mortgagor in favor of First Keystone Bank (“FKB”) (predecessor to Senior Creditor) dated January 14, 2004, recorded on January 20, 2004 in the official records of the Recorder of Deeds of Delaware County (the “Recorder of Deeds”) in Book No. 03066, Page 1588 (the “First Mortgage”); (ii) that certain Open-End Mortgage and Security Agreement executed by Mortgagor in favor of FKB (predecessor to Senior Creditor) dated September 11, 2008, recorded on September 19, 2008 in the official records of the Recorder of Deeds in Book No. 04433, Page 528; (iii) that certain Open-End Mortgage and Security Agreement executed by Mortgagor in favor of Senior Creditor dated March 15, 2012, recorded on April 9, 2012 in the official records of the Recorder of Deeds in Book No. 05095, Page 1858 and (iv) to the extent provided in the Intercreditor Agreement, any new mortgage hereafter created in favor of Senior Creditor .

27.           Construction.  In this Security Instrument, unless specifically otherwise provided or the context otherwise requires, the singular includes the plural and the plural the singular; the word “or” is deemed to include “and/or”; the words “including”, “includes” and “include” are deemed to be followed by the words “without limitation”; pronouns in masculine, feminine, or neuter genders include any other gender; and references to sections or exhibits are to those of this Security Instrument.  The words “herein,” “hereof,” “hereby,” “hereunder,” “herewith,” and words of similar import refer to this Security Instrument as a whole and not to any particular subdivision unless expressly so limited.  Headings and captions in this Security Instrument are included for convenience of reference only and do not constitute a part of this Security Instrument for any other purpose.  A reference to any statute is deemed also to refer to all rules and regulations promulgated under the statute, unless the context requires otherwise

 [Signatures Follow]

Mortgagor acknowledges that it has read and understood all the provisions of this Security Instrument, including the waiver of jury trial, and has been advised by counsel as necessary or appropriate.

BY SIGNING BELOW Mortgagor has executed this Security Instrument as of the Effective Date, intending to be legally bound hereby.

MORTGAGOR:

SPITZ, INC., a Delaware Corporation

By:           /s/ Paul L. Dailey
Name: Paul L. Dailey
Title: Executive Vice President

[Acknowledgment follows]

/s/ Dana Cann, who further, by his/her/its signature hereto certifies that the address of the within Mortgagee is as follows:

1200 K Street N.W.
Washington, D.C. 20005

SIGNATURE PAGE- OPEN-END MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF LEASES AND RENTS AND FIXTURE FILING

COMMONWEALTH OF PENNSYLVANIA	:
	:	SS
COUNTY OF DELAWARE	:

On the 16 day of April, 2015, before me, the subscriber, a Notary Public in and for the Commonwealth and County aforesaid, personally appeared Paul L. Dailey, who acknowledged himself [herself/themselves] to be the Executive Vice President, of Spitz, Inc., a Delaware corporation, and that he [she/they], being authorized to do so, executed the foregoing Instrument for the purposes therein contained by signing the name of the corporation by himself [herself/themselves] as such officer.

WITNESS my hand and seal the day and year aforesaid.

   /s/  Donna L Tinney
Notary Public

My Commission Expires: May 15, 2017

ACKNOWLEDGMENT PAGE- OPEN-END MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF LEASES AND RENTS AND FIXTURE FILING

EXHIBIT “A”

LEGAL DESCRIPTION

ALL THAT CERTAIN lot or parcel of land with building and improvements thereon erected, situated in the Township of Chadds Ford, County of Delaware, State of Pennsylvania, bounded and described according to a Final Subdivision Plan for Chadds Ford Plaza, made by Brandywine Valley Engineers, Aston, PA, dated 1/19/1998 and last revised 10/2/2002 as follows, to wit:

BEGINNING at a point of curve on the Southwesterly side of Brandywine Drive (60 feet wide), being a corner of Proposed Lot #2 (as shown on said plan): thence from said point of beginning extending along said drive the three following courses and distances: (1) on a line curving to the  left having a radius of 425.00 feet an arc distance of 74.78 feet to a point; thence (2) South 48 degrees 55 minutes 22 seconds East 467.61 feet to a point of curve; thence (3) on a line curving to the right having a radius of 250.00 feet an arc distance of 101.40 feet to a point, being a corner of lands now or late of Thomas Hannum; thence leaving said drive extending along lands of Hannum the two following courses and distances; (1) South 64 degrees 18 minutes 55 seconds West 229.98 feet to a point; thence (2) South 25 degrees 41 minutes 05 seconds East 261.49 feet to a point on the title line in the bed of Baltimore Pike, being a corner of lands of Hannum; thence extending along said title line the three following courses and distances; (1) South 66 degrees 53 minutes 00 seconds West 33.53 feet to a point; thence (2) South 60 degrees 12 minutes 00 seconds West 210.00 feet to a point; thence (3) South 57 degrees 55 minutes 00 seconds West 371.81 feet to a point, being a corner of other lands of Brandy Partners; thence leaving said pike extending along said lands the three following courses and distances; (1) North 20 degrees 56 minutes 06 seconds West 317.68 feet to a point; thence (2) North 52 degrees 44 minutes 03 seconds West 339.59 feet to a point; thence (3) North 25 degrees 49 minutes 00 seconds West 295.00 feet to a point; thence still along said lands and along Lot #2 North 64 degrees 11 minutes 00 seconds East 743.13 feet to the first mentioned point and place of beginning.

BEING Lot #3 on the above mentioned Plan.

BEING Folio #04-00-00034-02

EXHIBIT “B”

LIENS AND ENCUMBRANCES OF RECORD

1.
Open-End Mortgage and Security Agreement executed by Mortgagor in favor of FKB (predecessor to Senior Creditor) dated January 14, 2004, recorded on January 20, 2004 in the official records of the Recorder of Deeds in Book No. 03066, Page 1588;

2.
Assignment of Rents, Profits and Leases executed by Mortgagor in favor of FKB (predecessor to Senior Creditor) dated January 14, 2004, recorded on January 20, 2004 in the official records of the Recorder of Deeds in Book No. 03066, Page 1607;

3.
UCC-1 Financing Statement by Mortgagor in favor of FKB (predecessor to Senior Creditor) recorded on July 12, 2006 in the official records of the Recorder of Deeds in Book No. 03849, Page 605 as financing statement no. 2006063937.  Most recent UCC-3 Financing Statement (Continuation) for financing statement 2006063937 by Mortgagor in favor of Senior Creditor recorded on October 9, 2014 in the official records of the Recorder of Deeds in Book No. 05557, Page 405 as financing statement no. 2014052061;

4.
Open-End Mortgage and Security Agreement executed by Mortgagor in favor of FKB (predecessor to Senior Creditor) dated September 11, 2008, recorded on September 19, 2008 in the official records of the Recorder of Deeds in Book No. 04433, Page 528;

5.
Assignment of Rents, Profits and Leases executed by Mortgagor in favor of FKB (predecessor to Senior Creditor) dated September 11, 2008, recorded on September 19, 2008 in the official records of the Recorder of Deeds in Book No. 004433, Page No. 548;

6.
Open-End Mortgage and Security Agreement executed by Mortgagor in favor of Senior Creditor dated March 15, 2012, recorded on April 9, 2012 in the official records of the Recorder of Deeds in Book No. 05095, Page 1858;

7.
Lien in connection with judgment in case number 2013-011482 against Mortgagor in favor of Evans & Sutherland Computer Corporation Pension Plan in the amount of $1,782,394, entered November 18, 2013 by the Court of Common Pleas of Delaware County, Pennsylvania; and

8.
Lien in connection with judgment in case number 2014-000660 against Mortgagor in favor of Mortgagee in the amount of $280,664, entered January 23, 2014 by the Court of Common Pleas of Delaware County, Pennsylvania.